SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2004

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On November 24, 2004, MBIA Inc. issued a press release announcing that it had closed a public offering of $350 million aggregate principal amount of senior notes due 2034. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference to this Item 8.01 as if fully set forth herein.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following documents, other than Exhibit 99.1, are filed with reference to and hereby incorporated by reference into the Registration Statement on Form S-3 (File No. 333-105980), as amended, of MBIA Inc. filed with the Securities & Exchange Commission on June 10, 2003 and amended on January 16, 2004.

1.01	Underwriting Agreement, dated November 17, 2004, among MBIA Inc. and Lehman Brothers Inc. and J.P. Morgan Securities Inc. as representatives of the underwriters named therein.

4.01	Senior Indenture, dated November 24, 2004, by and among MBIA Inc. and The Bank of New York, as Trustee.

4.02	First Supplemental Indenture, dated November 24, 2004, by and among MBIA Inc. and The Bank of New York, as Trustee.

5.01	Opinion of Debevoise & Plimpton LLP.

23.01	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

99.1	Press Release issued by MBIA, Inc. dated November 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: November 29, 2004

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated November 29, 2004

1.01	Underwriting Agreement, dated November 17, 2004, among MBIA Inc. and Lehman Brothers Inc. and J.P. Morgan Securities Inc. as representatives of the underwriters named therein.

4.01	Senior Indenture, dated November 24, 2004, by and among MBIA Inc. and The Bank of New York, as Trustee.

4.02	First Supplemental Indenture, dated November 24, 2004, by and among MBIA Inc. and The Bank of New York, as Trustee.

5.01	Opinion of Debevoise & Plimpton LLP.

23.01	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

99.1	Press release issued by MBIA Inc. dated November 24, 2004.